EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Nexxus Lighting, Inc.

Charlotte, North Carolina

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 25, 2009, relating to the consolidated financial statements of Nexxus Lighting, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Cross, Fernandez & Riley LLP

Orlando, Florida

October 29, 2009